As filed with the Securities and Exchange Commission on March 11, 2016

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

WILLIS TOWERS WATSON SUB HOLDINGS LIMITED

WILLIS NETHERLANDS HOLDINGS B.V.

WILLIS INVESTMENT UK HOLDINGS LIMITED

TA I LIMITED

WTW BERMUDA HOLDINGS LTD.

TRINITY ACQUISITION PLC

WILLIS GROUP LIMITED

WILLIS NORTH AMERICA INC.

(Exact name of registrant as specified in its charter)

Ireland Ireland Netherlands England & Wales England & Wales Bermuda England & Wales England & Wales Delaware	98-0352587 98-1261616 98-0644532 98-0596489 98-0351629 98-1290746 98-0198190 98-0199005 13-5654526
(State or other jurisdiction of incorporation)	(I.R.S. Employee Identification Number)

c/o Willis Group Limited The Willis Building 51 Lime Street London EC3M 7DQ, England and Wales 011 44 203 124 6000	Willis Towers Watson Public Limited Company c/o Matthew S. Furman, Esq. General Counsel Brookfield Place 200 Liberty Street, 7th Floor New York, New York 10281 (212) 915-8249
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Corey R. Chivers, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities(2)(3)
Guarantees(2)
Preferred Shares, nominal value US$0.000115 per share(2)(4)
Ordinary Shares, nominal value US$0.000304635 per share(2)(5)
Warrants(2)(6)
Warrant Units(2)(7)
Share Purchase Contracts(2)(8)
Share Purchase Units(2)(8)
Prepaid Share Purchase Contracts(2)(8)

(1)	An indeterminate aggregate initial offering price or number of the securities of each class identified above is being registered as may from time to time be offered, reoffered or sold, at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act, Willis Towers Watson Public Limited Company is deferring payment of all of the related registration fees. Pursuant to Rule 457(n) under the Securities Act, where the securities to be offered are guarantees of other securities which are being registered concurrently, no separate fee for the guarantees shall be payable.
(2)	This Registration Statement covers an indeterminate number of debt securities, preferred shares, ordinary shares, warrants, warrant units, share purchase contracts, share purchase units and prepaid share purchase contracts of Willis Towers Watson Public Limited Company, debt securities of Trinity Acquisition plc, debt securities of Willis North America Inc. and the related guarantees of Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Limited, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc, Willis Group Limited and Willis North America Inc. that may be reoffered and resold on an ongoing basis after their initial sale in remarketing or other resale transactions by the registrants or affiliates of the registrants.
(3)	Debt securities may be issued separately or upon exercise of warrants to purchase debt securities which are registered hereby. Debt securities may be issued by Willis Towers Watson Public Limited Company, Trinity Acquisition plc or Willis North America Inc. Debt securities issued by Willis Towers Watson Public Limited Company may be guaranteed by certain of its direct and indirect subsidiaries, including Willis Towers Watson Sub Holdings Limited, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc, Willis Group Limited and Willis North America Inc. Debt securities issued by Trinity Acquisition plc or Willis North America Inc. may be guaranteed by certain of their respective direct and indirect parent entities and direct and indirect subsidiaries.
(4)	An indeterminate number of preferred shares of Willis Towers Watson Public Limited Company are covered by this Registration Statement. Preferred shares may be issued (a) separately or (b) upon exercise of warrants to purchase preferred shares which are registered hereby.
(5)	An indeterminate number of ordinary shares of Willis Towers Watson Public Limited Company are covered by this Registration Statement. Ordinary shares may be issued (a) separately, (b) upon the conversion of either the debt securities or the preferred shares, each of which are registered hereby or (c) upon exercise of warrants to purchase ordinary shares. Ordinary shares issued upon conversion of the debt securities and the preferred shares will be issued without the payment of additional consideration.
(6)	An indeterminate number of warrants of Willis Towers Watson Public Limited Company, each representing the right to purchase an indeterminate number of preferred shares or ordinary shares or amount of debt securities, each of which are registered hereby, are covered by this Registration Statement.
(7)	An indeterminate number of warrant units of Willis Towers Watson Public Limited Company are covered by this Registration Statement. Each warrant unit consists of a warrant under which the holder, upon exercise, will purchase an indeterminate number of ordinary shares or preferred shares or amount of debt securities.
(8)	An indeterminate number of share purchase contracts, share purchase units and prepaid share purchase contracts of Willis Towers Watson Public Limited Company, each representing the obligation to purchase an indeterminate number of ordinary shares, which are registered hereby, are covered by this Registration Statement.

This Registration Statement contains a prospectus relating to both the offering of newly issued securities and remarketing or other resale transactions, as well as re-sales by selling securityholders, that occur on an ongoing basis in securities that have been previously or will be issued under this Registration Statement.

PROSPECTUS

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Debt Securities

Preferred Shares

Ordinary Shares

Warrants

Warrant Units

Share Purchase Contracts

Share Purchase Units

Prepaid Share Purchase Contracts

TRINITY ACQUISITION PLC

Debt Securities

WILLIS NORTH AMERICA INC.

Debt Securities

Guarantees of Debt Securities of

Willis Towers Watson Public Limited Company, Trinity Acquisition plc and Willis North America Inc.

We or either of our indirect wholly-owned subsidiaries, Trinity Acquisition plc and Willis North America Inc. (each a “Subsidiary Issuer,” and together the “Subsidiary Issuers”), may offer the securities listed above, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We or the Subsidiary Issuers may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in supplements to this prospectus.

Investing in these securities involves risks. See “Risk Factors” on page 4 and the information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Willis Towers Watson Public Limited Company’s ordinary shares are listed on the NASDAQ Global Select Market under the symbol “WLTW.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus and an applicable prospectus supplement may be used in the initial sale of the securities or in resales by selling securityholders. In addition, Willis Towers Watson Public Limited Company, the Subsidiary Issuers or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Prospectus dated March 11, 2016.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we or the Subsidiary Issuers may sell any combination of the securities described in this prospectus in one or more offerings. In this section, “we” refers only to Willis Towers Watson Public Limited Company.

This prospectus describes some of the general terms that may apply to the securities that we or the Subsidiary Issuers may offer and the general manner in which the securities may be offered. Each time we or the Subsidiary Issuers sell securities, we or the Subsidiary Issuers will provide a prospectus supplement containing specific information about the terms of the securities being offered and the manner in which they may be offered. Willis Towers Watson Public Limited Company, the Subsidiary Issuers and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as “other offering material.” A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA.” A prospectus supplement or such other offering material may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or other offering material, you must rely on the information in the prospectus supplement or other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you. You should read this prospectus and any prospectus supplement or other offering material together with the additional information described under the heading “Incorporation By Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information About Us.”

You should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference, and in other offering material, if any, provided by us or any underwriter or agent that we may from time to time retain. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. Neither we nor the Subsidiary Issuers, nor any underwriters or agents whom we may from time to time retain, have authorized anyone to provide you with different information. Neither we nor the Subsidiary Issuers are offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, any document incorporated by reference, or any other offering material is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We or the Subsidiary Issuers may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by Willis Towers Watson Public Limited Company or the Subsidiary Issuers directly or through dealers or agents designated from time to time. If Willis Towers Watson Public Limited Company or the Subsidiary Issuers, directly or through agents, solicit offers to purchase the securities, Willis Towers Watson Public Limited Company and the Subsidiary Issuers reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. In addition, selling securityholders may sell securities on terms described in the applicable prospectus supplement.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the “Securities Act.”

Unless otherwise stated, or the context otherwise requires, references in this prospectus to the “Company,” “Willis Towers Watson Public Limited Company,” “WTW” and “Holdings,” refer to Willis Towers Watson Public Limited Company only and do not include its consolidated subsidiaries. Unless the context otherwise requires or otherwise stated, references to “we,” “us,” “our” and “Willis Towers Watson Group” refer to the Company and its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have included in this document (including the information incorporated by reference in this prospectus) “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created by those laws. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, future capital expenditures, growth in commissions and fees, business strategies, competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, plans and references to future successes, the benefits of the business combination transaction involving Towers Watson & Co. (“Towers Watson”) and the Company (prior to such business combination), including the combined company’s future financial and operating results, plans, objectives, expectations and intentions are forward-looking statements. Also, when we use the words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “probably,” or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained or incorporated by reference in this document, including the following:

•	changes in general economic, business and political conditions, including changes in the financial markets;

•	consolidation in or conditions affecting the industries in which we operate;

•	any changes in the regulatory environment in which we operate;

•	the ability to successfully manage ongoing organizational changes;

•	our ability to successfully integrate the Towers Watson, Gras Savoye and Willis businesses, operations and employees, and realize anticipated growth, synergies and cost savings;

•	the potential impact of the Merger on relationships, including with employees, suppliers, customers and competitors;

•	significant competition that we face and the potential for loss of market share and/or profitability;

•	compliance with extensive government regulation;

•	our ability to make divestitures or acquisitions and our ability to integrate or manage such acquired businesses;

•	expectations, intentions and outcomes relating to outstanding litigation;

•	the risk we would be required to increase our financial provision on the Stanford litigation;

•	the risk of material adverse outcomes on existing litigation matters, including without limitation the Stanford litigation;

•	the diversion of time and attention of our management team while the Merger is being integrated;

•	the federal income tax consequences of the Merger and the enactment of additional state, federal, and/or foreign regulatory and tax laws and regulations, including changes in tax rates;

•	our capital structure, including indebtedness amounts, the limitations imposed by the covenants in the documents governing such indebtedness and the maintenance of the financial and disclosure controls and procedures of each;

•	our ability to obtain financing on favorable terms or at all;

•	adverse changes in our credit ratings;

•	the possibility that the anticipated benefits from the Merger cannot be fully realized or may take longer to realize than expected;

•	our ability to retain and hire key personnel;

•	a decline in defined benefit pension plans;

•	various claims, government inquiries or investigations or the potential for regulatory action;

•	failure to protect client data or breaches of information systems;

•	reputational damage;

•	disasters or business continuity problems;

•	doing business internationally, including the impact of exchange rates;

•	clients choosing to reduce or terminate the services provided by us;

•	fluctuation in revenues against our relatively fixed expenses;

•	management of client engagements;

•	technological change;

•	the inability to protect intellectual property rights, or the potential infringement upon the intellectual property rights of others;

•	increases in the price, or difficulty of obtaining, insurance; fluctuations in our pension liabilities;

•	loss of, failure to maintain, or dependence on certain relationships with insurance carriers;

•	changes and developments in the United States healthcare system;

•	the availability of tax-advantaged consumer-directed benefits to employers and employees;

•	reliance on third party services;

•	our holding company structure;

•	changes in accounting estimates and assumptions; and

•	changes in the market price of our shares.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For additional factors, see the section entitled “Risk Factors.”

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document and the accompanying prospectus may not occur, and we caution you against relying on these forward-looking statements.

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WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings contain important information that does not appear in this prospectus. You may read and copy materials on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. The SEC filings are available to the public over the Internet at the SEC’s site at www.sec.gov and through the NASDAQ Global Select Market, 4 Times Square, New York, New York 10036, on which our ordinary shares are listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site referred to above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that is filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information that we file later with the SEC may update and supersede the information in this prospectus and in the information we incorporate by reference. We incorporate by reference the documents listed below (File No. 001-16503) and any filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and before the termination of the offering of the securities offered by this prospectus (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 29, 2016 (excluding Item 8 of Part II);

•	Our Current Reports on Form 8-K filed on January 5, 2016, February 8, 2016, March 1, 2016 and March 10, 2016 (two of which have a date of report of March 9, 2016 and one of which has a date of report of March 10, 2016 and includes certain information that replaces and supersedes Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2015);

•	Our Current Report on Form 8-K/A, filed on January 8, 2016; and

•	The description of our share capital contained in our Form 8-A, filed on January 5, 2016.

The Company makes available, free of charge through our website at www.willistowerswatson.com, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, and Forms 3, 4, and 5 filed on behalf of directors and executive officers, as well as any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Nothing contained herein shall be deemed to incorporate information furnished to but not filed with the SEC. Unless specifically incorporated by reference in this prospectus, information on our website is not a part of the registration statement. You may also request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning us at the following address or telephone number:

Willis Towers Watson Public Limited Company

Brookfield Place

200 Liberty Street, 7th Floor

New York, New York 10281

Attention: Investor Relations

Telephone: (212) 915-8084

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement. Together, these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference in this prospectus described above under “Incorporation By Reference.”

The Securities We May Offer

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration or continuous offering process. Under the shelf registration process, Willis Towers Watson Public Limited Company may offer from time to time any of the following securities, either separately or in units with other securities:

•	debt securities;

•	preferred shares;

•	ordinary shares;

•	warrants and warrant units;

•	share purchase contracts and prepaid share purchase contracts; and

•	share purchase units.

In addition, Trinity Acquisition plc or Willis North America Inc. may offer debt securities. Debt securities issued by Willis Towers Watson Public Limited Company may be guaranteed by certain of its direct and indirect subsidiaries, including Willis Towers Watson Sub Holdings Limited, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc, Willis Group Limited and Willis North America Inc. Debt securities issued by Trinity Acquisition plc or Willis North America Inc. may be guaranteed by certain of their respective direct and indirect parent entities and direct and indirect subsidiaries.

In addition, certain selling stockholders identified in a prospectus supplement may offer and sell these securities, from time to time, on terms described in the applicable prospectus supplement.

Our Business

Willis Towers Watson Group is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. Currently, Willis Towers Watson Group has approximately 39,000 employees in more than 120 countries. We design and deliver solutions that manage risk, optimize benefits, cultivate talent, and expand the power of capital to protect and strengthen institutions and individuals. Our unique perspective allows us to see the critical intersections between talent, assets and ideas—the dynamic formula that drives business performance.

We bring together professionals from around the world—experts in their areas of specialty—to deliver the perspectives that give organizations a clear path forward. We do this by offering risk management, insurance broking, consulting, technology and solutions and private exchanges.

In our capacity as risk advisor and insurance broker, we act as an intermediary between our clients and insurance carriers by advising our clients on their risk management requirements, helping clients determine the best means of managing risk, and negotiating and placing insurance with insurance carriers through our global distribution network. We also offer clients a broad range of services to help them to identify and control their risks. These services range from strategic risk consulting (including providing actuarial analysis), to a variety of due diligence services, to the provision of practical on-site risk control services (such as health and safety or property loss control consulting) as well as analytical and advisory services (such as hazard modeling and reinsurance optimization studies). We assist clients in planning how to manage incidents or crises when they occur. These services include contingency planning, security audits and product tampering plans. We are not an insurance company and therefore we do not underwrite insurable risks for our own account.

In our capacity as a group employee benefits advisor, we provide multiple options on a global basis for large national, regional and global clients to meet their needs for consistency across jurisdictions. Through our group exchanges, unique arrangements with global and regional carriers and individual client assignments, our Health & Benefits unit brings a deep understanding of client priorities, issues, challenges and opportunities to every client assignment and takes a balanced approach to four key drivers: Financial/Cost Management, Employee Appreciation, Resource Management and Global Governance and Oversight.

In our capacity as a consultant, technology and solutions and private exchange company, we help our clients enhance business performance by improving their ability to attract, retain and motivate qualified employees. We focus on delivering consulting services that help organizations anticipate, identify and capitalize on emerging opportunities in human capital management as well as investment advice to help our clients develop disciplined and efficient strategies to meet their investment goals. We operate the largest private Medicare exchange in the United States. Through this exchange, we help our clients move to a more sustainable economic model by capping and controlling the costs associated with retiree healthcare benefits.

We derive the majority of our revenue from commissions and fees for brokerage and consulting services. We do not determine the insurance premiums on which our commissions are generally based. Commission levels generally follow the same trend as premium levels as they are derived from a percentage of the premiums paid by the insureds. Fluctuations in these premiums charged by the insurance carriers can therefore have a direct and potentially material impact on our results of operations. No single client represented a significant concentration of our consolidated revenues for any of our three most recent fiscal years.

We and our colleagues serve a diverse base of clients ranging in size from large, major multinational corporations to middle-market companies in a variety of industries, public institutions, and individual clients. Many of our client relationships span decades. We work with major corporations, emerging growth companies, governmental agencies and not-for-profit institutions in a wide variety of industries.

We believe we are one of only a few global advisory, broking and solutions companies in the world possessing the global operating presence, broad product expertise and extensive distribution network necessary to meet effectively the global needs of many of our clients.

The Registrants

Willis Towers Watson Public Limited Company is the ultimate holding company for the Willis Towers Watson Group. Willis Towers Watson Public Limited Company was incorporated in Ireland on September 24, 2009 under the name Willis Group Holdings Public Limited Company, as a public limited company, for the sole purpose of redomiciling the ultimate parent company from Bermuda to Ireland. On June 29, 2015, Willis Group Holdings Public Limited Company entered into an Agreement and Plan of Merger with Towers Watson, pursuant to which Towers Watson became a subsidiary of Willis Group Holdings Public Limited Company (the “Merger”). The Merger was completed on January 4, 2016 and in connection with the Merger, Willis Group Holdings Public Limited Company changed its name to “Willis Towers Watson Public Limited Company.”

Each of Willis Towers Watson Sub Holdings Limited, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc, Willis Group Limited and Willis North America Inc. are direct or indirect wholly-owned subsidiaries of Willis Towers Watson Public Limited Company that act as holding companies of each other or other subsidiaries. Each one has been organized under the laws of the United Kingdom except for Willis Towers Watson Sub Holdings Limited, which was incorporated in Ireland on August 27, 2015, Willis Netherlands Holdings B.V., which was organized in the Netherlands on November 27, 2009, WTW Bermuda Holdings Ltd., which was incorporated in Bermuda on August 26, 2015, and Willis North America Inc., which was incorporated in Delaware on December 27, 1928.

For administrative convenience, we and each of our subsidiary registrants utilize the offices of Willis Group Limited as our and their principal executive offices, located at The Willis Building, 51 Lime Street, London EC3M 7DQ, England. The telephone number is (44) 203 124 6000. Our web site address is www.willistowerswatson.com. The information on our website is not a part of this prospectus. Willis North America Inc.’s principal executive offices are located at Brookfield Place, 200 Liberty Street, 7th Floor, New York, New York 10281 and its telephone number is 212-915-8084.

Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Share Dividends

Our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends are set forth on page 4 under the heading, “Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Share Dividends.”

RISK FACTORS

Before you invest in these securities, you should carefully consider the risks involved. These risks include, but are not limited to:

•	the risks described in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 29, 2016, which is incorporated by reference into this prospectus; and

•	any risks that may be described in other filings we make with the SEC or in the prospectus supplements relating to specific offerings of securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table shows the consolidated ratio of earnings to fixed charges and of earnings to combined fixed charges and preferred share dividends of Willis Towers Watson Public Limited Company and its subsidiaries on a consolidated basis for the five most recent fiscal years ended December 31, 2015.

	Year Ended December 31,
	2015	2014	2013	2012		2011
Ratio of earnings to fixed charges(1)	2.9x	4.0x	4.0x	(1.0	)x	2.2x
Ratio of earnings to combined fixed charges and preferred share dividends(1)	2.9x	4.0x	4.0x	(1.0	)x	2.2x

(1)	For the year ended December 31, 2012, our deficiency in earnings necessary to cover fixed charges was $334 million and fixed charges and preferred stock dividends was $334 million.

For the purposes of calculating each of the consolidated ratios above, “earnings” are defined as income before income taxes, interest in earnings of associates and minority interest plus “fixed charges” and dividends from associates. Fixed charges comprise interest paid and payable, including the amortization of interest, and an estimate of the interest expense element of operating lease rentals.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds that we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include using the funds for working capital, repayment of debt, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities, preferred shares, ordinary shares, warrants, warrant units, share purchase contracts, share purchase units or prepaid share purchase contracts that may be offered under this prospectus.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We, or any selling securityholders, may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or a combination thereof on a continuous or delayed basis. Also, Willis Securities, Inc., also known as Willis Capital Markets & Advisory, an affiliate of Willis Towers Watson Public Limited Company and its subsidiaries, may act as a transaction advisor or underwriter of these securities, in which case the offering of our securities will be conducted in accordance with the applicable requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. We will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus.

EXPERTS

The consolidated financial statements of Willis Towers Watson Public Limited Company as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015, incorporated in this prospectus by reference from Willis Towers Watson Public Limited Company’s Current Report on Form 8-K dated March 10, 2016, and the effectiveness of Willis Towers Watson Public Limited Company’s internal control over financial reporting from Willis Towers Watson Public Limited Company’s Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Towers Watson & Co. as of June 30, 2015 and 2014 and for each of the three years in the period ended June 30, 2015, incorporated in this prospectus by reference from Willis Towers Watson Public Limited Company’s Current Report on Form 8-K filed March 10, 2016 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities under Irish law will be passed upon for us by Matheson. Unless otherwise indicated in the applicable prospectus supplement, certain matters of New York law will be passed upon for us by Weil, Gotshal & Manges LLP. Unless otherwise indicated in the applicable prospectus supplement, certain matters of the laws of the Netherlands will be passed upon for us by Baker & McKenzie Amsterdam N.V. Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities under Bermuda law will be passed upon for us by Appleby (Bermuda) Limited. Unless otherwise indicated in the applicable prospectus supplement, certain matters of English law will be passed upon for us by Weil, Gotshal & Manges LLP (UK). Any underwriters, dealers or agents may be advised about other issues relating to any offering by their own legal counsel.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Debt Securities

Preferred Shares

Ordinary Shares

Warrants

Warrant Units

Share Purchase Contracts

Share Purchase Units

Prepaid Share Purchase Contracts

TRINITY ACQUISITION PLC

Debt Securities

WILLIS NORTH AMERICA INC.

Debt Securities

Guarantees of Debt Securities of

Willis Towers Watson Public Limited Company, Trinity Acquisition plc and Willis North America Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses Of Issuance And Distribution

The table below itemizes the fees and expenses incurred or expected to be incurred by the registrants in connection with the registration and issuance of the securities being registered hereunder. The registrants will bear all expenses of this offering. All amounts shown are estimates.

SEC registration fee*	$	**
Blue sky filings		**
Legal fees and expenses		**
Accounting fees and expenses		**
Trustees’ fees and expenses		**
Printing and engraving fees		**
Rating Agency fees and expenses		**
Miscellaneous expenses		**

Total	$	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) under the Securities Act and are not estimated at this time.
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification Of Directors And Officers

Willis Towers Watson Public Limited Company and Willis Towers Watson Sub Holdings Limited

The Company’s articles of association (the “Articles”) provide that, subject to applicable law, the Company shall indemnify its directors and officers against all liabilities, loss, damage or expense incurred or suffered by such person as a director or officer. The Articles further provide that such indemnified persons shall be indemnified out of the funds of the Company against all liabilities incurred or suffered in defending any proceedings, whether civil or criminal, in which judgment is given in a director’s or officer’s favour, he is acquitted, or in respect of any application under the Irish Companies Act 2014 (the “Irish Companies Act”) in which relief from liability is granted to him. The Articles also require the Company, subject to applicable law, to pay expenses incurred by a director or officer in defending any civil or criminal action or proceeding in advance of the final disposition of any such action or proceeding, provided that the indemnified person undertakes to repay the Company such amount if it is ultimately determined that such person was not entitled to indemnification. The constitution of Willis Towers Watson Sub Holdings Limited provides that, subject to the provisions of the Irish Companies Act, Willis Towers Watson Sub Holdings Limited may indemnify any of its officers against any liability incurred by him or her in defending proceedings, whether civil or criminal, in which judgment is given in his or her favour or in which he or she is acquitted, or in connection with any proceedings or application under statute for which relief is granted to him or her by the court. With regard to the Company’s and Willis Towers Watson Sub Holdings Limited’s indemnification of its directors and its secretary, the Irish Companies Act prescribes that an Irish company may only indemnify an officer for liability attaching to that officer which does not involve negligence, default, breach of duty or breach of trust and any liability incurred by an officer in respect of proceedings in which judgment is given in his or her favour or in which he or she is acquitted or where the court has granted relief, wholly or partially, on the basis that he or she has acted honestly and reasonably and, having regard to the circumstances of the case, ought fairly be excused. These restrictions in the Irish Companies Act do not apply to executives who are not directors or the secretary of an Irish company. Any provision which seeks to indemnify a director or secretary of an Irish company over and above this shall be void under Irish law, whether contained in its articles of association or in any contract between the director or secretary and the Irish company.

Irish companies may take out directors’ and officers’ liability insurance, as well as other types of insurance, for their directors and officers. The Company maintains a directors’ and officers’ liability policy on behalf of itself and Willis Towers Watson Sub Holdings Limited.

The Company has entered into deeds of indemnity and indemnification agreements, respectively, with each of its directors and certain officers. These arrangements provide for the indemnification of, and advancement of expenses to, the indemnitee by such registrant, respectively, to the fullest extent permitted by law and include related provisions meant to facilitate the indemnitee’s receipt of such benefits.

Willis Netherlands Holdings B.V.

Members of the Board of Managing Directors of Willis Netherlands Holdings B.V. (the “Willis Netherlands”) are, to a limited extent, insured under an insurance policy against damages resulting from their conduct when acting in their capacity as members of the Board of Managing Directors of Willis Netherlands.

Under Dutch law, the following applies with respect to liability of members of the Board of Managing Directors and possible indemnifications by Willis Netherlands. As a general rule, members of the Board of Managing Directors are not liable for obligations incurred by or on behalf of Willis Netherlands. Under certain circumstances, however, they may become either jointly or severally liable, either towards Willis Netherlands or vis-à-vis third parties.

With respect to their liability vis-à-vis Willis Netherlands the following applies. As a general rule, each member of the Board of Managing Directors must properly perform the duties (behoorlijke taakvervulling) assigned to him or her. Failure of a member of the Board of Managing Directors in his duties does not automatically lead to liability. Liability is only incurred in case a director can be attributed serious blame (ernstig verwijt). For an individual member of the Board of Managing Directors to avoid liability, he or she has to prove that neither improper management is attributable to him or her nor that he or she was negligent in taking measures to avoid the consequences thereof. The liability of members of the Board of Managing Directors towards Willis Netherlands can be waived by a discharge (decharge). Discharge is generally granted by the general meeting of shareholders. Such discharge in principle only releases directors from liability for actions which have been disclosed at the general meeting or which appear from the annual accounts. A discharge does not affect the liability of the directors towards third parties or their liability to the trustee in bankruptcy.

With respect to their liability vis-à-vis third parties, there are various statutory grounds pursuant to which members of the Board of Managing Directors may be held liable towards third parties. Such grounds may, for example, be specific liability in bankruptcy, liability for tax debts, social security contributions and contributions to mandatory pension funds, liability based on tort, liability for misrepresentation in published annual accounts and personal liability of members of the Board of Managing Directors under Dutch criminal law. Depending upon the ground of the claim, the bylaws of Willis Netherlands and/or statutory requirements, Willis Netherlands may or may not have an obligation to indemnify its board of directors for loss resulting from a claim brought by a third party. Similarly, depending upon the ground of the claim, the bylaws of Willis Netherlands, and/or statutory requirements, the insurance maintained on behalf of the Directors of the Willis Netherlands board may or may not indemnify such directors for loss resulting from a claim brought by a third party.

In case of bankruptcy of Willis Netherlands, the trustee in bankruptcy- on behalf of the joint creditors—may hold each member of the Board of Managing Directors jointly and severally liable for the shortfall of the bankruptcy estate (boedel) of Willis Netherlands to the extent this cannot be satisfied out of the liquidation of the other assets and if (i) the Board of Managing Directors has evidently improperly performed (kennelijk onbehoorlijk) its duties and (ii) it is plausible that such improper performance was an important cause of the bankruptcy.

Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc and Willis Group Limited

Article 58 of the articles of association of each of Willis Group Limited, Willis Investment UK Holdings Limited, Trinity Acquisition plc and TA I Limited currently provides:

“(1) Subject to paragraph (2), a relevant director of the company or an associated company may be indemnified out of the company’s assets, subject to the Group directors’ and officers’ insurance policy against-

(a) any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to the company or an associated company;

(b) any liability incurred by that director in connection with the activities of the company or an associated company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act 2006),

(c) any other liability incurred by that director as an officer of the company or an associated company,

including by funding any expenditure incurred or to be incurred by him in connection with any liability referred to in this paragraph (1).

(2) This article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Act or by any other provision of law

(3) In this article-

(a) an associated company means any body corporate which is or was a subsidiary of the company, or in which the company or any subsidiary of the company is or was interested, and

(b) a “relevant director” means any director or former director of the company or an associated company”

The relevant legislation is the Companies Act 2006 and the relevant provisions are Sections 205, 232, 233, 234, 235, 236, 237, 238 and 1157.

Section 205 provides that a company can provide a director with the funds to meet expenditures incurred or to be incurred by him in defending any criminal or civil proceedings or in connection with any application under sections 661(3) and 661(4) (acquisition of shares by innocent nominee) or section 1157 (described below). Such financial assistance must be repaid if the director is convicted, judgment is found against him or the court refuses to grant the relief on the application.

Section 232 provides that any provision to exempt to any extent a director from liability from negligence, default, breach of duty or trust by him in relation to the company is void. Any provision by which a company directly or indirectly provides (to any extent) an indemnity for a director of the company or an associated company against any such liability is also void unless it is a qualifying third party indemnity provision or indemnifies against certain matters in relation to the company acting as trustee of an occupational pension scheme.

Section 233 permits liability insurance, commonly known as directors’ and officers’ liability insurance, purchased and maintained by a company against liability for negligence, default, breach of duty or breach of trust in relation to the company.

Pursuant to Section 234, an indemnity is a qualifying third party indemnity as long as it does not provide: (i) any indemnity against any liability incurred by the director to the company or to any associated company; (ii) any indemnity against any liability incurred by the director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature; and (iii) any indemnity against any liability incurred by the director in defending criminal proceedings in which he is convicted, civil proceedings brought by the company or an associated company in which judgment is given against him or where the court refuses to grant him relief under an application under sections 661(3) and 661(4) (acquisition of shares by innocent nominee) or section 1157 (described below).

Section 235 allows a company to provide an indemnity to a director if the company is a trustee of an occupational person scheme, with such indemnity to protect against liability incurred in connection with the company’s activities as trustee of the scheme.

Any indemnity provided under Section 234 or Section 235 in force for the benefit of one or more directors of the company must be disclosed in the directors’ annual report in accordance with Section 236 and copies of such indemnification provisions made available for inspection in accordance with Section 237 (and every member has a right to inspect and request such copies under Section 238).

Section 1157 provides:

“(1) If in proceedings for negligence, default, breach of duty or breach of trust against an officer of a company, or a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

“(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust, he may apply to the court for relief, and the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

“(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”

A court has wide discretion in granting relief, and may authorize civil proceedings to be brought in the name of the company by a shareholder on terms that the court directs. Except in these limited circumstances, English law does not generally permit class action lawsuits by shareholders on behalf of the company or on behalf of other shareholders.

The directors and officers of TA I Limited, Trinity Acquisition plc, Willis Group Limited and Willis Investment UK Holdings Limited are covered by a directors’ and officers’ insurance policy maintained by Willis Towers Watson Public Limited Company.

Willis North America Inc.

Under Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), Willis North America Inc. is empowered to indemnify its directors and officers in the circumstances therein provided. Certain portions of Section 145 are summarized below.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

By-law Provisions on Indemnification. Article IX of the By-laws of Willis North America Inc. sets forth the extent to which the directors, officers and employees of Willis North America Inc. may be indemnified by Willis North America Inc. against liabilities which they may incur while serving in such capacity. Article IX generally provides that Willis North America Inc. shall to the fullest extent permitted by applicable law indemnify any person who is or was a director or officer of Willis North America Inc. (and to such person’s heirs and legal representatives) and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of Willis North America Inc. to procure a judgment in its favor) by reason of the fact that he is or was a director or officer of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding. Willis North America Inc. shall pay the expenses of such directors and officers incurred in connection with such proceeding in advance, provided that the director or officer makes a written undertaking to repay the amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

Article IX additionally generally provides that Willis North America Inc. may provide indemnification to employees and agents of Willis North America Inc. and to any person serving, at the request of Willis North America Inc., as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in the same manner and with the same scope and effect as that provided to any director or officer pursuant to Article IX.

Willis North America Inc. may purchase and maintain insurance to protect itself and any director or officer against any expenses, judgments, fines and amounts paid in settlement as specified above or in connection with any proceeding referred to above, to the fullest extent permitted by applicable law.

The rights conferred by Article IX are not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

The above discussion of the By-Laws of Willis North America Inc. and of the DGCL is not intended to be exhaustive and is qualified in its entirety by such By-Laws and the DGCL.

Willis North America Inc. has entered into indemnification agreements with the directors of Willis Towers Watson Public Limited Company and certain officers. These arrangements provide for the indemnification of, and advancement of expenses to, the indemnitee by such registrant, respectively, to the fullest extent permitted by law and include related provisions meant to facilitate the indemnitee’s receipt of such benefits.

WTW Bermuda Holdings Ltd.

The Companies Act 1981, as amended (Companies Act) permits a company to exempt and indemnify its directors and officers from liability in the following terms; (i) a company may in its bye-laws or in any contract or arrangement between the company and any officer, or any person employed by the company as auditor, exempt such officer or person from, or indemnify him in respect of, any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of any duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof, and (ii) any provision, whether contained in the bye-laws of the company or in any contract or arrangement between the company and any officer, or any person employed by the company as auditor, exempting such officer or person from, or indemnifying him against any liability which by virtue of any rule of law would otherwise attach to him in respect of any fraud or dishonesty of which he may be guilty in relation to the company shall be void.

In addition a company may indemnify any such officer against any liability incurred in defending any proceedings, whether civil or criminal in which judgement is given in his favour or in which he is acquitted (or where relief is granted under the Companies Act).

Bye-Law 42 of WTW Bermuda Holdings Ltd. provides that, any director, officer, Resident Representative, member of a committee duly constituted under the Bye-Laws and any liquidator, manager or trustee acting in relation to the affairs of WTW Bermuda Holdings Ltd. and his heirs, executors and administrators (Indemnified Person) shall be indemnified and held harmless out of the assets of WTW Bermuda Holdings Ltd. against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs including defence costs incurred in defending any legal proceedings whether civil or criminal and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of WTW Bermuda Holdings Ltd.’s business or in the discharge of his duties and such indemnity shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election provided that such indemnity shall not extend to any matter which would render it void pursuant to the Companies Act.

No Indemnified Person shall be liable to WTW Bermuda Holdings Ltd. for the acts, defaults or omissions of any other Indemnified Person and to the extent that any Indemnified Person is entitled to claim an indemnity pursuant to the Bye-Laws of WTW Bermuda Holdings Ltd. in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of WTW Bermuda Holdings Ltd. to reimburse the person making such payment or effecting such discharge.

Bye-Law 42 further provides that, the shareholder of WTW Bermuda Holdings Ltd. and WTW Bermuda Holdings Ltd. agrees to waive any claim or right of action it may at any time have, whether individually or by or in the right of WTW Bermuda Holdings Ltd., against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for WTW Bermuda Holdings Ltd. provided that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

WTW Bermuda Holdings Ltd. shall advance moneys to any Indemnified Person for the costs, charges, and expenses incurred by the Indemnified Person in defending any civil or criminal proceedings against them, on condition and receipt of an undertaking in a form satisfactory to WTW Bermuda Holdings Ltd. that the

Indemnified Person shall repay such portion of the advance attributable to any claim of fraud or dishonesty if such a claim is proved against the Indemnified Person.

The advance of moneys shall not be paid unless the advance is duly authorised upon a determination that the indemnification of the Indemnified Person was appropriate because the Indemnified Person has met the standard of conduct which entitles the Indemnified Person to indemnification and further the determination referred to above must be made by a majority vote of the directors of WTW Bermuda Holdings Ltd. at a meeting duly constituted by a quorum of directors not party to the proceedings in respect of which the indemnification is, or would be, claimed; or, in the case such meeting cannot be constituted by lack of disinterested quorum, by an independent third party; or, alternatively, by the shareholder.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement or incorporated by reference herein:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

2.1	Agreement and Plan of Merger, dated as of June 29, 2015, by and among Willis Group Holdings plc, Citadel Merger Sub, Inc. and Towers Watson & Co (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed June 30, 2015 (SEC File No. 001-16503)).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of November 19, 2015, by and among Willis, Merger Sub and Towers Watson (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed November 20, 2015 (SEC File No. 001-16503)).

4.1	Indenture, dated as of August 15, 2013, by and among Trinity Acquisition plc, as issuer, Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis North America Inc., Willis Investment UK Holdings Limited, TA I Limited and Willis Group Limited, as guarantors, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on August 15, 2013 (SEC File No. 001-16503)).

4.2	Second Supplemental Indenture, dated as of March 9, 2016, by and among Trinity Acquisition plc, as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Limited, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Willis Group Limited and Willis North America Inc., as guarantors, and Wells Fargo Bank, National Association, as trustee, to the Indenture dated as of August 15, 2013 (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed on March 10, 2016 (SEC File No. 001-16503)).

4.3	Form of Indenture among Willis Towers Watson Public Limited Company, as issuer, Willis Towers Watson Sub Holdings Limited, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc, Willis Group Limited and Willis North America Inc., as guarantors, and Wells Fargo Bank, National Association, as Trustee.**

4.4	Form of Indenture among Willis North America Inc., as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Limited, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc and Willis Group Limited, as guarantors, and Wells Fargo Bank, National Association, as Trustee.**

4.5	Form of Debt Securities.*

4.6	Form of Warrant Agreement.*

4.7	Form of Warrant Unit.*

Exhibit No.	Description

4.8	Form of Share Purchase Contract Agreement.*

4.9	Form of Share Purchase Unit.*

4.10	Form of Prepaid Share Purchase Contract.*

4.11	Form of Guarantee.*

5.1	Opinion of Weil, Gotshal & Manges LLP (US), dated March 11, 2016.**

5.2	Opinion of Matheson, dated March 11, 2016. **

5.3	Opinion of Baker & McKenzie Amsterdam N.V., dated March 11, 2016.**

5.4	Opinion of Weil, Gotshal & Manges LLP (UK), dated March 11, 2016.**

5.5	Opinion of Appleby Bermuda Limited, dated March 11, 2016.**

12.1	Computation of ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends.**

23.1	Consent of Weil, Gotshal & Manges, LLP (US) (included as part of Exhibit 5.1).**

23.2	Consent of Matheson (included as part of Exhibit 5.2).**

23.3	Consent of Baker & McKenzie Amsterdam N.V. (included as part of Exhibit 5.3).**

23.4	Consent of Weil, Gotshal & Manges LLP (UK) (included as part of Exhibit 5.4).**

23.5	Consent of Appleby Bermuda Limited (included as part of Exhibit 5.5).**

23.6	Consent of Deloitte LLP for Willis Towers Watson Public Limited Company .**

23.7	Consent of Deloitte & Touche LLP for Towers Watson & Co.**

24.1	Power of Attorney of the Registrants (included on signature page).**

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, to act as trustee under the Indenture, among Trinity Acquisition plc, as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Limited, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Willis Group Limited, and Willis North America Inc., as guarantors, and Wells Fargo Bank, National Association, as trustee.**

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, to act as trustee under the Indenture, among Willis Towers Watson Public Limited Company, as issuer, Willis Towers Watson Sub Holdings Limited, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc, Willis Group Limited, and Willis North America Inc.as guarantors, and Wells Fargo Bank, National Association, as Trustee.**

25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, to act as trustee under the Indenture, among Willis North America Inc., as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Limited, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc and Willis Group Limited, as guarantors, and Wells Fargo Bank, National Association., as Trustee.**

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.

Item 17.	Undertakings

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of a Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To supplement the prospectus, after the expiration of any warrant or right subscription period, to set forth the results of any warrant or right subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 11, 2016.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman
	Title:	General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity and on the date indicated.

/s/ Roger Millay	Chief Financial Officer	March 11, 2016
Roger Millay	(Principal Financial Officer)

/s/ Susan D. Davies	Principal Accounting Officer and Controller	March 11, 2016
Susan D. Davies	(Principal Accounting Officer and Controller)

/s/ Matthew S. Furman	Authorized U.S. Representative	March 11, 2016
Matthew S. Furman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Haley, Roger Millay, Matthew S. Furman, Nicole Napolitano and Neil Falis and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Haley	Director and Chief Executive Officer	March 11, 2016
John J. Haley	(Principal Executive Officer)

/s/ Dominic Casserley	Director, President and Deputy Chief Executive Officer	March 11, 2016
Dominic Casserley

/s/ Anna C. Catalano	Director	March 11, 2016
Anna C. Catalano

/s/ Victor F. Ganzi	Director	March 11, 2016
Victor F. Ganzi

/s/ Wendy E. Lane	Director	March 11, 2016
Wendy E. Lane

/s/ James F. McCann	Chairman and Director	March 11, 2016
James F. McCann

/s/ Brendan R. O’Neill	Director	March 11, 2016
Brendan R. O’Neill

/s/ Jaymin B. Patel	Director	March 11, 2016
Jaymin B. Patel

/s/ Linda Rabbitt	Director	March 11, 2016
Linda Rabbitt

/s/ Paul Thomas	Director	March 11, 2016
Paul Thomas

/s/ Jeffrey W. Ubben	Director	March 11, 2016
Jeffrey W. Ubben

/s/ Wilhelm Zeller	Director	March 11, 2016
Wilhelm Zeller

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 11, 2016.

WILLIS TOWERS WATSON SUB HOLDINGS LIMITED

By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman
	Title:	Attorney

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Haley, Roger Millay, Matthew S. Furman, Nicole Napolitano and Neil Falis and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Campbell	Director	March 11, 2016
James Campbell

/s/ Brian Curtis	Director	March 11, 2016
Brian Curtis

/s/ Matthew S. Furman	Authorized U.S. Representative	March 11, 2016
Matthew S. Furman

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 11, 2016.

WILLIS NETHERLANDS HOLDINGS B.V.

By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman
	Title:	Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Haley, Roger Millay, Matthew S. Furman, Nicole Napolitano and Neil Falis and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adriaan Konijnendijk	Managing Director A	March 11, 2016
Adriaan Konijnendijk

/s/ Dennis Beets	Managing Director A	March 11, 2016
Dennis Beets

/s/ Paul Van Duuren	Managing Director A	March 11, 2016
Paul Van Duuren

/s/ C. William Mooney	Managing Director B	March 11, 2016
C. William Mooney

/s/ Carlo de Moel	Managing Director A	March 11, 2016
Carlo de Moel

/s/ Rosemary Hammond-West	Managing Director B	March 11, 2016
Rosemary Hammond-West

/s/ Matthew S. Furman	Authorized U.S. Representative	March 11, 2016
Matthew S. Furman

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 11, 2016.

WILLIS INVESTMENT UK HOLDINGS LIMITED

By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman
	Title:	Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Haley, Roger Millay, Matthew S. Furman, Nicole Napolitano and Neil Falis and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Oliver Goodinge	Director	March 11, 2016
Oliver Goodinge

/s/ Matthew S. Furman	Authorized U.S. Representative	March 11, 2016
Matthew S. Furman

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 11, 2016.

TA I LIMITED

By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman
	Title:	Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Haley, Roger Millay, Matthew S. Furman, Nicole Napolitano and Neil Falis and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Oliver Goodinge	Director	March 11, 2016
Oliver Goodinge

/s/ Steven Alcock	Director	March 11, 2016
Steven Alcock

/s/ Matthew S. Furman	Authorized U.S. Representative	March 11, 2016
Matthew S. Furman

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 11, 2016.

WTW BERMUDA HOLDINGS LTD.

By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman
	Title:	Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Haley, Roger Millay, Matthew S. Furman, Nicole Napolitano and Neil Falis and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Oliver Goodinge	Director	March 11, 2016
Oliver Goodinge

/s/ C. William Mooney	Director	March 11, 2016
C. William Mooney

/s/ Matthew S. Furman	Authorized U.S. Representative	March 11, 2016
Matthew S. Furman

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 11, 2016.

TRINITY ACQUISITION PLC

By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman
	Title:	Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Haley, Roger Millay, Matthew S. Furman, Nicole Napolitano and Neil Falis and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Oliver Goodinge	Director	March 11, 2016
Oliver Goodinge

/s/ Steven Alcock	Director	March 11, 2016
Steven Alcock

/s/ Matthew S. Furman	Authorized U.S. Representative	March 11, 2016
Matthew S. Furman

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 11, 2016.

WILLIS GROUP LIMITED

By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman
	Title:	Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Haley, Roger Millay, Matthew S. Furman, Nicole Napolitano and Neil Falis and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dominic Casserley	Director	March 11, 2016
Dominic Casserley

/s/ John Greene	Director	March 11, 2016
John Greene

/s/ Matthew S. Furman	Director	March 11, 2016
Matthew S. Furman

/s/ Richard Heading	Director	March 11, 2016
Richard Heading

/s/ Matthew S. Furman	Authorized U.S. Representative	March 11, 2016
Matthew S. Furman

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 11, 2016.

WILLIS NORTH AMERICA INC.

By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman
	Title:	Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Haley, Roger Millay, Matthew S. Furman, Nicole Napolitano and Neil Falis and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd J. Jones	Director and Chief Executive Officer	March 11, 2016
Todd J. Jones

/s/ Christine LaSala	Chairman	March 11, 2016
Christine LaSala

/s/ Sharon Edwards	Chief Financial Officer	March 11, 2016
Sharon Edwards

/s/ Andrew M. Wasserman Andrew M. Wasserman	Director, Senior Vice President, General Counsel and Secretary	March 11, 2016

/s/ Eric H. Joost	Director and Chief Operating Officer	March 11, 2016
Eric H. Joost

EXHIBIT INDEX

The following exhibits are filed as part of this registration statement or incorporated by reference herein:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*

2.1	Agreement and Plan of Merger, dated as of June 29, 2015, by and among Willis Group Holdings plc, Citadel Merger Sub, Inc. and Towers Watson & Co (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed June 30, 2015 (SEC File No. 001-16503)).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of November 19, 2015, by and among Willis, Merger Sub and Towers Watson (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed November 20, 2015 (SEC File No. 001-16503)).

4.1	Indenture, dated as of August 15, 2013, by and among Trinity Acquisition plc, as issuer, Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis North America Inc., Willis Investment UK Holdings Limited, TA I Limited and Willis Group Limited, as guarantors, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on August 15, 2013 (SEC File No. 001-16503)).

4.2	Second Supplemental Indenture, dated as of March 9, 2016, by and among Trinity Acquisition plc, as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Limited, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Willis Group Limited and Willis North America Inc., as guarantors, and Wells Fargo Bank, National Association, as trustee, to the Indenture dated as of August 15, 2013 (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed on March 10, 2016 (SEC File No. 001-16503)).

4.3	Form of Indenture among Willis Towers Watson Public Limited Company, as issuer, Willis Towers Watson Sub Holdings Limited, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc, Willis Group Limited and Willis North America Inc., as guarantors, and Wells Fargo Bank, National Association, as Trustee.**

4.4	Form of Indenture among Willis North America Inc., as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Limited, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc and Willis Group Limited, as guarantors, and Wells Fargo Bank, National Association, as Trustee.**

4.5	Form of Debt Securities.*

4.6	Form of Warrant Agreement.*

4.7	Form of Warrant Unit.*

4.8	Form of Share Purchase Contract Agreement.*

4.9	Form of Share Purchase Unit.*

4.10	Form of Prepaid Share Purchase Contract.*

4.11	Form of Guarantee.*

5.1	Opinion of Weil, Gotshal & Manges LLP (US), dated March 11, 2016.**

5.2	Opinion of Matheson, dated March 11, 2016. **

5.3	Opinion of Baker & McKenzie Amsterdam N.V., dated March 11, 2016.**

Exhibit No.	Description

5.4	Opinion of Weil, Gotshal & Manges LLP (UK), dated March 11, 2016.**

5.5	Opinion of Appleby Bermuda Limited, dated March 11, 2016.**

12.1	Computation of ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends.**

23.1	Consent of Weil, Gotshal & Manges, LLP (US) (included as part of Exhibit 5.1).**

23.2	Consent of Matheson (included as part of Exhibit 5.2).**

23.3	Consent of Baker & McKenzie Amsterdam N.V. (included as part of Exhibit 5.3).**

23.4	Consent of Weil, Gotshal & Manges LLP (UK) (included as part of Exhibit 5.4).**

23.5	Consent of Appleby Bermuda Limited (included as part of Exhibit 5.5).**

23.6	Consent of Deloitte LLP for Willis Towers Watson Public Limited Company.**

23.7	Consent of Deloitte & Touche LLP for Towers Watson & Co.**

24.1	Power of Attorney of the Registrants (included on signature page).**

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, to act as trustee under the Indenture, among Trinity Acquisition plc, as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Limited, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Willis Group Limited, and Willis North America Inc., as guarantors, and Wells Fargo Bank, National Association, as trustee.**

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, to act as trustee under the Indenture, among Willis Towers Watson Public Limited Company, as issuer, Willis Towers Watson Sub Holdings Limited, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc, Willis Group Limited, and Willis North America Inc.as guarantors, and Wells Fargo Bank, National Association, as Trustee.**

25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, to act as trustee under the Indenture, among Willis North America Inc., as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Limited, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc and Willis Group Limited, as guarantors, and Wells Fargo Bank, National Association., as Trustee.**

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.